Exhibit 99.1

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, Announces 2022 First Quarter Results

New York (May 9, 2022): Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported a net loss of ($6.8 million), or ($0.31) per basic and diluted share, for the first quarter of 2022, compared to net income of $15.0 million, or $0.90 per basic and $0.89 per diluted share, for the prior quarter and net income of $2.5 million, or $0.15 per basic and diluted share, for the first quarter of 2021.

First Quarter Highlights

•	Net interest income of $17.3 million for the first quarter increased $556,000, or 3.3%, from the prior quarter and $4.4 million, or 34.5%, from the same quarter last year.
•

Loss before taxes was ($9.8 million) for the first quarter of 2022 as compared to income before taxes of $19.2 million for the prior quarter and $3.2 million for the same quarter last year. Included in the first quarter of 2022 is a net loss of  ($8.1 million) resulting from a $6.3 million write-off and $1.7 million in additional reserves relating to the Bank’s lending relationship with Grain Technologies, Inc. (“Grain”). Included in the fourth quarter of 2021 was a net gain of $15.4 million resulting from the sale of real properties.

•	Average cost of interest-bearing deposits was 0.49% for the first quarter, a decrease from 0.51% for the prior quarter and from 0.77% for the same quarter last year.
•	Net interest margin was 4.68% for the first quarter, an increase from 4.51% for the prior quarter and from 4.00% for the same quarter last year.
•	Net interest rate spread was 4.48% for the first quarter, an increase from 4.32% for the prior quarter and from 3.76% for the same quarter last year.
•	Efficiency ratio was 143.50% for the first quarter compared to 44.10% for the prior quarter and 76.94% for the same quarter last year.
•	Non-performing loans of $15.8 million as of March 31, 2022 increased $3.5 million year-over-year and was 1.20% of total gross loans receivable at March 31, 2022.
•	Net loans receivable were $1.30 billion at March 31, 2022, a decrease of $4.6 million, or 0.4%, from December 31, 2021.
•	Deposits were $1.18 billion at March 31, 2022, a decrease of $23.6 million, or 2.0%, from December 31, 2021.
•	Mortgage World’s business is now conducted as a division of Ponce Bank.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, President and CEO, stated that “the reported net loss of $6.8 million for the first quarter of 2022, the beginning of our life as a fully publicly traded company, reflects $13.1 million in one-time pre-tax events; a $5.0 million contribution to the Ponce De Leon Foundation as part of our conversion and reorganization and an aggregate of $8.1 million write-off and write-down of the receivable due from Grain for microloans originated by Grain and put back to Grain due to fraud. Although we are confident that Grain will grow from a pre-profit startup to a solid company, the write-off and write-down reflect the current economic conditions and regulatory requirements, notwithstanding Grain’s success in raising capital and its targeting low and low-to-moderate income communities and underserved people. Additionally, we maintain an allowance for loan losses which at March 31, 2022 amounted to $1.5 million, or 4.8%, specifically for the $31.0 million microloans portfolio. We continue to view our microloan portfolio as important to our mission and are pleased that, as an MDI and CDFI, we have been able to provide over 54,000 new customers a reasonably priced alternative to otherwise high-cost, predatory lending options. We are also encouraged that our net interest income after provision for loan losses continues to improve quarter-over-quarter since the first quarter of 2021 and that, excluding the noted one-time events, our operating expenses remain consistent with our growth. From April 1, 2021 to March 31, 2022, we grew the Company by 11.2% while our capital increased by 85.8%, positioning us well for the challenges of tomorrow.”

Executive Chairman’s Comments

Steven A. Tsavaris, Executive Chairman, noted that “we are pleased that we have been able to offset the effects on our loan portfolio due to reductions in PPP loans as they are forgiven by increasing the origination of our traditional loans, augmented by increased lending in non-qualified mortgages – a clear benefit of our being a CDFI and MDI. We look forward to the closing of our announced ECIP capital funding from the U.S. Treasury.”

Results of Operations Summary

Net loss for the three months ended March 31, 2022 was ($6.8 million), compared to $15.0 million of net income for the three months ended December 31, 2021 and $2.5 million of net income for the three months ended March 31, 2021.

The ($6.8 million) net loss for the three months ended March 31, 2022 compared to $15.0 million of net income for the three months ended December 31, 2021 was attributable to a decrease of $16.9 million in non-interest income quarter to quarter and an increase of $12.2 million in non-interest expense quarter to quarter. The $12.2 million increase in non-interest expense was the result of the write-off and write-down related to Grain of $8.1 million and a contribution to the Ponce De Leon Foundation of $5.0 million, and an increase of $385,000 in provision for loan losses, offset by $3.0 million in benefit for income taxes, rather than a $4.2 million provision for income taxes quarter to quarter.

The ($6.8 million) net loss for the three months ended March 31, 2022 compared to $2.5 million of net income for the three months ended March 31, 2021 was due to an increase of $15.2 million in non-interest expense, a decrease of $1.7 million in non-interest income and an increase of $572,000 in provision for loan losses. The net loss was offset by increases of $4.4 million in net interest income and a $3.0 million benefit for income taxes, rather than a $732,000 provision for income taxes quarter to quarter.

Net interest income for the three months ended March 31, 2022 was $17.3 million, an increase of $556,000, or 3.3%, compared to the three months ended December 31, 2021 and an increase of $4.4 million, or 34.5%, compared to the three months ended March 31, 2021. The increase of $556,000 in net interest income for the three months ended March 31, 2022 compared to the three months ended December 31, 2021 was attributable to an increase of $366,000 in interest and dividend income and a decrease of $190,000 in interest expense. The increase of $4.4 million in net interest income for the three months ended March 31, 2022 compared to the three months ended March 31, 2021 was attributable to an increase of $3.8 million in interest and dividend income and a decrease of $605,000 in interest expense.

Net interest margin was 4.68% for the three months ended March 31, 2022, an increase of 17 basis points from 4.51% for the three months ended December 31, 2021 and an increase of 68 basis points from 4.00% for the three months ended March 31, 2021.

Net interest rate spread increased by 16 basis points to 4.48% for the three months ended March 31, 2022 from 4.32% for the three months ended December 31, 2021 and increased by 72 basis points from 3.76% for the three months ended March 31, 2021. The increase in the net interest rate spread for the three months ended March 31, 2022 compared to the three months ended December 31, 2021 was primarily due to an increase in the average yield on interest-earning assets of 13 basis points to 5.14% for the three months ended March 31, 2022 from 5.01% for the three months ended December 31, 2021, and a decrease in the average rate on interest-bearing liabilities of 3 basis points to 0.66% for the three months ended March 31, 2022 from 0.69% for the three months ended December 31, 2021. The increase in the net interest rate spread for the three months ended March 31, 2022 compared to the three months ended March 31, 2021 was primarily due to an increase in the average yield on interest-earning assets of 44 basis points to 5.14% for the three months ended March 31, 2022 from 4.70% for the three months ended March 31, 2021 and a decrease in the average rates on interest-bearing liabilities of 28 basis points to 0.66% for the three months ended March 31, 2022 from 0.94% for the three months ended March 31, 2021.

Non-interest income decreased $16.9 million to $2.2 million for the three months ended March 31, 2022 from $19.2 million for the three months ended December 31, 2021 and decreased $1.7 million from $3.9 million for the three months ended March 31, 2021. Excluding the $15.4 million gain, net of expense, from sale of real properties during the three months ended December 31, 2021, non-interest income decreased $1.5 million to $2.2 million for the three months ended March 31, 2022 compared to $3.7 million for the three months ended December 31, 2021.

The decrease of $16.9 million in non-interest income for the three months ended March 31, 2022 compared to the three months ended December 31, 2021 was due to the absence of the one-time $15.4 million in gain, net of expenses, from the sale of real properties recognized in the fourth quarter of 2021, and decreases of $876,000 in income on sale of mortgage loans, $425,000 in loan origination fees, $278,000 in late and prepayment charges, $63,000 in brokerage commissions and $28,000 in service charges and fees, offset by an increase of $158,000 in other non-interest income.

The decrease of $1.7 million in non-interest income for the three months ended March 31, 2022 compared to the three months ended March 31, 2021 was due to decreases of $1.1 million in income on sale of mortgage loans, $663,000, net of expenses, from the sale of real properties recognized in the first quarter of 2021, $186,000 in late and prepayment charges and $78,000 in loan origination fees, offset by increases of $124,000 in other non-interest income, $115,000 in brokerage commissions and $111,000 in service charges and fees.

Non-interest expense increased $12.2 million, or 77.1%, to $28.1 million for the three months ended March 31, 2022 from $15.9 million for the three months ended December 31, 2021 and increased $15.2 million, or 117.4%, from $12.9 million for the three months ended March 31, 2021.

The increase of $12.2 million in non-interest expense for the three months ended March 31, 2022, compared to the three months ended December 31, 2021, was attributable to an aggregate $8.1 million write-off and write down related to the receivable due from Grain for microloans originated by Grain and put back to Grain due to fraud, $5.0 million contribution to the Ponce De Leon Foundation in connection with the second-step conversion and reorganization, and increases of $185,000 in occupancy and equipment, $166,000 in compensation and benefits and $76,000 in data processing expenses, offset by decreases of $610,000 in other operating expenses, $366,000 in professional fees, $158,000 in direct loan expenses and $147,000 in office supplies, telephone and postage.

The increase of $15.2 million in non-interest expense for the three months ended March 31, 2022, compared to the three months ended March 31, 2021 was attributable to an aggregate $8.1 million in write-off and write-down related to the receivable due from Grain for microloans originated by Grain and put back to Grain due to fraud, $5.0 million in contribution to the Ponce De Leon Foundation in connection with the second-step conversion and reorganization, and increases of $1.5 million in compensation and benefits, $558,000 in occupancy and equipment, $253,000 in data processing expenses, $72,000 in professional fees and $33,000 in marketing and promotional expense, offset by decreases of $174,000 in other operating expenses and $135,000 in direct loan expenses.

Balance Sheet Summary

Total assets decreased $58.9 million, or 3.6%, to $1.59 billion at March 31, 2022 from $1.65 billion at December 31, 2021. The decrease in total assets is attributable to decreases of $84.6 million in cash and cash equivalents, $7.9 million in mortgage loans held for sale, at fair value, $6.4 million in other assets, $4.6 million in net loans receivable (inclusive of $50.8 million net decrease in PPP loans), $581,000 in FHLBNY stock and $338,000, net, in premises and equipment. The decrease in total assets was reduced by increases of $41.5 million in available-for-sale securities, $3.6 million in deferred tax assets and $437,000 in accrued interest receivable.

Total liabilities decreased $169.2 million, or 11.6%, to $1.30 billion at March 31, 2022 from $1.46 billion at December 31, 2021. The decrease in total liabilities was mainly attributable to decreases of $122.0 million in second-step liabilities held pending the closing of the conversion and reorganization on January 27, 2022, $23.6 million in deposits, $14.3 million in warehouse lines of credit and $12.9 million in advances from FHLBNY, offset by increases of  $2.5 million in advance payments by borrowers for taxes and insurance and $1.0 million in other liabilities.

Total stockholders’ equity increased $110.3 million, or 58.3%, to $299.6 million at March 31, 2022 from $189.3 million at December 31, 2021. This increase in stockholders’ equity was mainly attributable to $118.0 million as a result of the sale of equity in the second-step conversion and reorganization, $4.0 million contribution to the Ponce De Leon Foundation, $366,000 in Employee Stock Ownership Plan shares committed to be released and $351,000 in share-based compensation offset by $6.8 million in net loss and $5.6 million in other comprehensive loss.

Pursuant to the conversion and reorganization, PDL Community Bancorp treasury stock was extinguished on January 27, 2022. Ponce Financial Group, Inc. currently has no treasury stock.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks:
Cash	$32,168	$98,954	$29,365	$32,541	$13,551
Interest-bearing deposits in banks	37,127	54,940	33,673	33,551	76,571
Total cash and cash equivalents	69,295	153,894	63,038	66,092	90,122
Available-for-sale securities, at fair value	154,799	113,346	104,358	48,536	30,929
Held-to-maturity securities, at amortized cost	927	934	1,437	1,720	1,732
Placement with banks	2,490	2,490	2,490	2,739	2,739
Mortgage loans held for sale, at fair value	7,972	15,836	13,930	15,308	13,725
Loans receivable, net	1,300,446	1,305,078	1,302,238	1,343,578	1,230,458
Accrued interest receivable	12,799	12,362	13,360	13,134	12,547
Premises and equipment, net	19,279	19,617	34,081	34,057	33,625
Federal Home Loan Bank of New York stock (FHLBNY), at cost	5,420	6,001	6,001	6,156	6,057
Deferred tax assets	7,440	3,820	4,826	5,493	4,569
Other assets	13,730	20,132	14,793	10,837	7,204
Total assets	$1,594,597	$1,653,510	$1,560,552	$1,547,650	$1,433,707
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,181,165	$1,204,716	$1,249,261	$1,236,161	$1,138,546
Accrued interest payable	223	228	238	55	66
Advance payments by borrowers for taxes and insurance	10,161	7,657	9,118	7,682	9,264
Advances from the FHLBNY and others	93,375	106,255	106,255	109,255	109,255
Warehouse lines of credit	753	15,090	11,261	13,084	11,664
Mortgage loan fundings payable	—	—	1,136	743	676
Second-step liabilities	—	122,000	—	—	—
Other liabilities	9,341	8,308	9,396	8,780	3,032
Total liabilities	1,295,018	1,464,254	1,386,665	1,375,760	1,272,503
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized	247	185	185	185	185
Treasury stock, at cost	—	(13,687)	(15,069)	(15,069)	(19,285)
Additional paid-in-capital	205,243	85,601	86,360	85,956	85,470
Retained earnings	116,136	122,956	107,977	105,925	99,993
Accumulated other comprehensive income	(7,035)	(1,456)	(621)	(41)	28
Unearned compensation ─ ESOP	(15,012)	(4,343)	(4,945)	(5,066)	(5,187)
Total stockholders' equity	299,579	189,256	173,887	171,890	161,204
Total liabilities and stockholders' equity	$1,594,597	$1,653,510	$1,560,552	$1,547,650	$1,433,707

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest and dividend income:
Interest on loans receivable	$18,200	$18,013	$16,991	$15,603	$14,925
Interest on deposits due from banks	36	7	9	2	2
Interest and dividend on securities and FHLBNY stock	782	632	425	239	250
Total interest and dividend income	19,018	18,652	17,425	15,844	15,177
Interest expense:
Interest on certificates of deposit	803	907	1,010	1,108	1,219
Interest on other deposits	284	309	354	382	382
Interest on borrowings	593	654	621	622	684
Total interest expense	1,680	1,870	1,985	2,112	2,285
Net interest income	17,338	16,782	15,440	13,732	12,892
Provision for loan losses	1,258	873	572	586	686
Net interest income after provision for loan losses	16,080	15,909	14,868	13,146	12,206
Non-interest income:
Service charges and fees	440	468	494	366	329
Brokerage commissions	338	401	270	430	223
Late and prepayment charges	58	336	329	298	244
Income on sale of mortgage loans	418	1,294	1,175	1,288	1,508
Loan origination	461	886	625	971	539
Gain on sale of real property	—	15,431	—	4,176	663
Other	511	353	341	812	387
Total non-interest income	2,226	19,169	3,234	8,341	3,893
Non-interest expense:
Compensation and benefits	7,125	6,959	6,427	4,212	5,664
Occupancy and equipment	3,192	3,007	2,849	2,838	2,634
Data processing expenses	847	771	917	733	594
Direct loan expenses	874	1,032	696	1,151	1,009
Insurance and surety bond premiums	147	149	147	143	146
Office supplies, telephone and postage	405	552	626	467	409
Professional fees	1,334	1,700	1,765	2,902	1,262
Contribution to the Ponce De Leon Foundation	4,995	—	—	—	—
Grain write-off and write-down	8,074	—	—	—	—
Marketing and promotional expenses	71	69	51	48	38
Directors fees	71	80	67	69	69
Regulatory dues	83	69	74	120	60
Other operating expenses	856	1,466	1,113	958	1,030
Total non-interest expense	28,074	15,854	14,732	13,641	12,915
(Loss) income before income taxes	(9,768)	19,224	3,370	7,846	3,184
(Benefit) provision for income taxes	(2,948)	4,245	1,318	1,914	732
Net (loss) income	$(6,820)	$14,979	$2,052	$5,932	$2,452
(Loss) earnings per share:
Basic	$(0.31)	$0.90	$0.12	$0.35	$0.15
Diluted	$(0.31)	$0.89	$0.12	$0.35	$0.15
Weighted average shares outstanding:
Basic	21,721,113	16,864,929	16,823,731	16,737,037	16,548,196
Diluted	21,721,113	16,924,785	16,914,833	16,773,606	16,548,196

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2022	2021	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$18,200	$14,925	$3,275	21.94%
Interest on deposits due from banks	36	2	34	*
Interest and dividend on securities and FHLBNY stock	782	250	532	212.80%
Total interest and dividend income	19,018	15,177	3,841	25.31%
Interest expense:
Interest on certificates of deposit	803	1,219	(416)	(34.13%)
Interest on other deposits	284	382	(98)	(25.65%)
Interest on borrowings	593	684	(91)	(13.30%)
Total interest expense	1,680	2,285	(605)	(26.48%)
Net interest income	17,338	12,892	4,446	34.49%
Provision for loan losses	1,258	686	572	83.38%
Net interest income after provision for loan losses	16,080	12,206	3,874	31.74%
Non-interest income:
Service charges and fees	440	329	111	33.74%
Brokerage commissions	338	223	115	51.57%
Late and prepayment charges	58	244	(186)	(76.23%)
Income on sale of mortgage loans	418	1,508	(1,090)	(72.28%)
Loan origination	461	539	(78)	(14.47%)
Gain on sale of real property	—	663	(663)	(100.00%)
Other	511	387	124	32.04%
Total non-interest income	2,226	3,893	(1,667)	(42.82%)
Non-interest expense:
Compensation and benefits	7,125	5,664	1,461	25.79%
Occupancy and equipment	3,192	2,634	558	21.18%
Data processing expenses	847	594	253	42.59%
Direct loan expenses	874	1,009	(135)	(13.38%)
Insurance and surety bond premiums	147	146	1	0.68%
Office supplies, telephone and postage	405	409	(4)	(0.98%)
Professional fees	1,334	1,262	72	5.71%
Contribution to the Ponce De Leon Foundation	4,995	—	4,995	—%
Grain write-off and write-down	8,074	—	8,074	—%
Marketing and promotional expenses	71	38	33	86.84%
Directors fees	71	69	2	2.90%
Regulatory dues	83	60	23	38.33%
Other operating expenses	856	1,030	(174)	(16.89%)
Total non-interest expense	28,074	12,915	15,159	117.38%
(Loss) income before income taxes	(9,768)	3,184	(12,952)	(406.78%)
(Benefit) provision for income taxes	(2,948)	732	(3,680)	*
Net (loss) income	$(6,820)	$2,452	$(9,272)	(378.14%)
(Loss) earnings per share:
Basic	$(0.31)	$0.15	N/A	N/A
Diluted	$(0.31)	$0.15	N/A	N/A
Weighted average shares outstanding:
Basic	21,721,113	16,548,196	N/A	N/A
Diluted	21,721,113	16,548,196	N/A	N/A

* Represents more than 500%

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Performance Ratios:
Return on average assets (1)	(1.60%)	3.69%	0.52%	1.59%	0.72%
Return on average equity (1)	(10.06%)	31.46%	4.59%	13.95%	6.16%
Net interest rate spread (1) (2)	4.48%	4.32%	3.92%	3.60%	3.76%
Net interest margin (1) (3)	4.68%	4.51%	4.13%	3.84%	4.00%
Non-interest expense to average assets (1)	6.59%	3.90%	3.72%	3.65%	3.82%
Efficiency ratio (4)	143.50%	44.10%	78.89%	61.80%	76.94%
Average interest-earning assets to average interest- bearing liabilities	145.54%	138.10%	138.89%	140.13%	133.25%
Average equity to average assets	15.92%	11.71%	11.27%	11.37%	11.77%
Capital Ratios:
Total capital to risk weighted assets (bank only)	23.27%	17.23%	16.15%	16.08%	15.80%
Tier 1 capital to risk weighted assets (bank only)	22.02%	15.98%	14.90%	14.83%	14.54%
Common equity Tier 1 capital to risk-weighted assets (bank only)	22.02%	15.98%	14.90%	14.83%	14.54%
Tier 1 capital to average assets (bank only)	14.88%	10.95%	9.98%	10.22%	10.78%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.28%	1.24%	1.21%	1.16%	1.24%
Allowance for loan losses as a percentage of nonperforming loans	106.84%	142.90%	157.17%	175.63%	126.07%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.22%)	(0.18%)	(0.13%)	(0.07%)	(0.02%)
Non-performing loans as a percentage of total gross loans	1.20%	0.87%	0.77%	0.66%	0.99%
Non-performing loans as a percentage of total assets	0.99%	0.69%	0.65%	0.58%	0.86%
Total non-performing assets as a percentage of total assets	0.99%	0.69%	0.65%	0.58%	0.86%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.32%	1.07%	1.05%	1.01%	1.32%
Other:
Number of offices	18	19	19	19	20
Number of full-time equivalent employees	223	217	230	231	236

(1)	Annualized where appropriate.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Loan Portfolio

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2022		2021		2021		2021		2021
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$323,442	24.59%	$317,304	24.01%	$319,346	24.14%	$325,409	23.83%	$317,895	25.51%
Owner-Occupied	95,234	7.24%	96,947	7.33%	97,493	7.37%	98,839	7.24%	99,985	8.02%
Multifamily residential	368,133	27.98%	348,300	26.34%	317,575	24.01%	318,579	23.33%	315,078	25.28%
Nonresidential properties	251,893	19.14%	239,691	18.13%	211,075	15.96%	211,181	15.46%	215,340	17.28%
Construction and land	144,881	11.01%	134,651	10.19%	133,130	10.07%	125,265	9.17%	119,339	9.57%
Total mortgage loans	1,183,583	89.96%	1,136,893	86.00%	1,078,619	81.55%	1,079,273	79.02%	1,067,637	85.66%
Non-mortgage loans:
Business loans (1)	100,253	7.62%	150,512	11.38%	207,859	15.72%	253,935	18.59%	142,135	11.40%
Consumer loans (2)	31,899	2.42%	34,693	2.62%	36,095	2.73%	32,576	2.39%	36,706	2.94%
Total non-mortgage loans	132,152	10.04%	185,205	14.00%	243,954	18.45%	286,511	20.98%	178,841	14.34%
Total loans, gross	1,315,735	100.00%	1,322,098	100.00%	1,322,573	100.00%	1,365,784	100.00%	1,246,478	100.00%

Net deferred loan origination costs	1,604		(668)		(4,327)		(6,331)		(512)
Allowance for losses on loans	(16,893)		(16,352)		(16,008)		(15,875)		(15,508)

Loans, net	$1,300,446		$1,305,078		$1,302,238		$1,343,578		$1,230,458

(1)

As of March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, business loans include $86.0 million, $136.8 million, $195.9 million, $241.5 million, and $132.5 million, respectively, of PPP loans.

(2)

As of March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, consumer loans include $31.0 million, $33.9 million, $35.5 million, $32.0 million and $35.9 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Allowance for Loan Losses

	For the Three Months Ended
	March	December	September	June	March
	2022	2021	2021	2021	2021
	(Dollars in thousands)
Allowance for loan losses at beginning of the period	$16,352	$16,008	$15,875	$15,508	$14,870
Provision for loan losses	1,258	873	572	586	686
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	(38)	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	(751)	(560)	(510)	(222)	(50)
Total charge-offs	(751)	(598)	(510)	(222)	(50)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	—	8	—	—	—
Owner occupied	—	45	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	2	15	69	—	—
Consumer	32	1	2	3	2
Total recoveries	34	69	71	3	2
Net (charge-offs) recoveries	(717)	(529)	(439)	(219)	(48)
Allowance for loan losses at end of the period	$16,893	$16,352	$16,008	$15,875	$15,508

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Deposits

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2022		2021		2021		2021		2021
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$281,132	23.81%	$274,956	22.83%	$297,777	23.85%	$320,404	25.91%	$242,255	21.28%
Interest-bearing deposits:
NOW/IOLA accounts	33,010	2.79%	35,280	2.93%	28,025	2.24%	28,996	2.35%	32,235	2.83%
Money market accounts	169,847	14.38%	186,893	15.51%	199,758	15.99%	172,925	13.99%	157,271	13.81%
Reciprocal deposits	160,510	13.59%	143,221	11.89%	147,226	11.79%	151,443	12.25%	137,402	12.07%
Savings accounts	133,966	11.34%	134,887	11.20%	142,851	11.43%	130,430	10.55%	130,211	11.44%
Total NOW, money market, reciprocal and savings accounts	497,333	42.10%	500,281	41.53%	517,860	41.45%	483,794	39.14%	457,119	40.15%
Certificates of deposit of $250K or more	75,130	6.36%	78,454	6.51%	70,996	5.68%	74,941	6.06%	77,418	6.80%
Brokered certificates of deposit (2)	79,282	6.71%	79,320	6.58%	83,505	6.68%	83,506	6.76%	86,004	7.55%
Listing service deposits (2)	53,876	4.56%	66,411	5.51%	66,340	5.31%	66,518	5.38%	61,133	5.37%
All other certificates of deposit less than $250K	194,412	16.46%	205,294	17.04%	212,783	17.03%	206,998	16.75%	214,617	18.85%
Total certificates of deposit	402,700	34.09%	429,479	35.64%	433,624	34.70%	431,963	34.95%	439,172	38.57%
Total interest-bearing deposits	900,033	76.19%	929,760	77.17%	951,484	76.15%	915,757	74.09%	896,291	78.72%
Total deposits	$1,181,165	100.00%	$1,204,716	100.00%	$1,249,261	100.00%	$1,236,161	100.00%	$1,138,546	100.00%

(1)	Included in demand deposits are deposits related to net PPP funding.
(2)

As of March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, there were $19.0 million, $29.0 million, $28.9 million, $28.9 million and $28.8 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	March 31,	December 31,	September 31,	June 30,	March 31,
	2022	2021	2021	2021	2021
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,596	$3,349	$1,669	$1,983	$2,907
Owner occupied	962	1,284	1,090	1,593	1,585
Multifamily residential	—	1,200	2,577	955	946
Nonresidential properties	1,166	2,163	1,388	1,408	3,761
Construction and land	7,567	917	922	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing troubled debt restructured loans)	$13,291	$8,913	$7,646	$5,939	$9,199

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$230	$234	$238	$242	$246
Owner occupied	2,192	2,196	2,200	2,199	2,195
Multifamily residential	—	—	—	—	—
Nonresidential properties	98	100	101	659	661
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	2,520	2,530	2,539	3,100	3,102
Total non-accrual loans	$15,811	$11,443	$10,185	$9,039	$12,301

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,269	$3,089	$3,121	$3,347	$3,362
Owner occupied	2,313	2,374	2,396	2,431	2,466
Multifamily residential	—	—	—	—	—
Nonresidential properties	726	732	738	755	750
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$5,308	$6,195	$6,255	$6,533	$6,578
Total non-performing assets and accruing troubled debt restructured loans	$21,119	$17,638	$16,440	$15,572	$18,879
Total non-performing loans to total gross loans	1.20%	0.87%	0.77%	0.66%	0.99%
Total non-performing assets to total assets	0.99%	0.69%	0.65%	0.58%	0.86%
Total non-performing assets and accruing troubled debt restructured loans to total assets	1.32%	1.07%	1.05%	1.01%	1.32%

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Average Balance Sheets

	For the Three Months Ended March 31,
	2022			2021
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,325,433	$18,200	5.57%	$1,239,127	$14,925	4.88%
Securities (3)	138,095	717	2.11%	22,516	176	3.17%
Other (4)	38,253	101	1.07%	46,581	76	0.66%
Total interest-earning assets	1,501,781	19,018	5.14%	1,308,224	15,177	4.70%
Non-interest-earning assets	225,006			63,951
Total assets	$1,726,787			$1,372,175
Interest-bearing liabilities:
NOW/IOLA	$33,083	$16	0.20%	$33,085	$38	0.47%
Money market	319,806	235	0.30%	277,104	304	0.44%
Savings	135,404	32	0.10%	126,961	39	0.12%
Certificates of deposit	419,104	803	0.78%	405,980	1,219	1.22%
Total deposits	907,397	1,086	0.49%	843,130	1,600	0.77%
Advance payments by borrowers	9,808	1	0.04%	8,899	1	0.05%
Borrowings	114,688	593	2.10%	129,755	684	2.14%
Total interest-bearing liabilities	1,031,893	1,680	0.66%	981,784	2,285	0.94%
Non-interest-bearing liabilities:
Non-interest-bearing demand	372,433	—		215,116	—
Other non-interest-bearing liabilities	47,562	—		13,754	—
Total non-interest-bearing liabilities	419,995	—		228,870	—
Total liabilities	1,451,888	1,680		1,210,654	2,285
Total equity	274,899			161,521
Total liabilities and total equity	$1,726,787		0.66%	$1,372,175		0.94%
Net interest income		$17,338			$12,892
Net interest rate spread (5)			4.48%			3.76%
Net interest-earning assets (6)	$469,888			$326,440
Net interest margin (7)			4.68%			4.00%
Average interest-earning assets to interest-bearing liabilities			145.54%			133.25%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Other Data

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Other Data
Common shares issued	24,724,274	18,463,028	18,463,028	18,463,028	18,463,028
Less treasury shares	—	1,037,041	1,132,086	1,135,086	1,444,776
Common shares outstanding at end of period	24,724,274	17,425,987	17,330,942	17,327,942	17,018,252

Book value per share	$12.12	$10.86	$10.03	$9.92	$9.47
Tangible book value per share	$12.12	$10.86	$10.03	$9.92	$9.47